Exhibit 99.1

Kewaunee Scientific Corporation

Announces China Expansion Plans

Exchange: NASDAQ (KEQU)	Contact: D. Michael Parker
704-871-3290

STATESVILLE, NORTH CAROLINA, USA, May 22, 2014 / PRNewswire / Kewaunee Scientific Corporation (NASDAQ: KEQU), a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products, today announced plans for expansion in the large and growing China research laboratory market.

When fully implemented, the strategy is expected to significantly enhance the Company’s position in the China marketplace. It includes the establishment of a facility in Suzhou, which will also serve as the Company’s headquarters for the country. The Company will operate in China under its subsidiary, Kewaunee Scientific (Suzhou) Co., Ltd. The Suzhou facility is expected to be staffed and operational in August 2014.

China has been identified by Kewaunee as one of its key growth markets. This strategy will position the Company to build on its success in recent years in China, which has included a number of government and private laboratory projects. Most of China’s current nuclear power plant test laboratories were provided by Kewaunee, as well as the prestigious Beijing Olympics drug testing laboratory.

Kewaunee’s products are currently sold and distributed in Mainland China through its independent dealer, Beijing Synergy Scientific Co., Ltd. (www.cbjsynergy.com), with offices in Beijing, Shanghai, and Chongqing, and in Hong Kong through its independent dealer, Komrowski Engineering & Trading (HK) Limited (www.komrowskieng.com.hk).

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. Laboratory products include both steel and wood cabinetry, fume hoods, adaptable modular systems, moveable workstations, biological safety cabinets, and epoxy resin worksurfaces and sinks. Healthcare products include laminate casework, storage systems, and related products for healthcare applications. Technical products include column systems, slotted-post systems, pedestal systems, and stand-alone benches.

The Company’s corporate headquarters are located in Statesville, North Carolina. Three manufacturing facilities are located in Statesville serving the domestic and international markets. One manufacturing facility is located in Bangalore, India serving the local and Asian markets. The Company has subsidiaries in Singapore, India, and China. Kewaunee Scientific’s website is located at http://www.kewaunee.com.

CORPORATE OFFICES • P. O. BOX 1842, STATESVILLE, NORTH CAROLINA 28687-1842 • 2700 WEST FRONT STREET, STATESVILLE, NORTH CAROLINA 28677-2927

PHONE 704-873-7202 • FAX 704-873-1275

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Additional information concerning these factors is contained in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.